UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2014

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 14, 2014, Whirlpool Corporation (the “Company”), through its indirect wholly-owned subsidiary Whirlpool Italia Holdings S.r.l., completed its acquisition (i) from Fineldo S.p.A. (“Fineldo”), a company incorporated under the laws of Italy, of 42.7% of the issued share capital of Indesit Company S.p.A., a joint stock company incorporated under the laws of Italy whose shares are listed on the stock market organized and managed by Borsa Italiana S.p.A. (“Indesit”), and (ii) from Ms. Franca Carloni, Mr. Aristide Merloni, Mr. Andrea Merloni, Ms. Maria Paola Merloni, Ms. Antonella Merloni, Ms. Ester Merloni, Fines S.p.A. and Mr. Vittorio Merloni (collectively, the “Family”), of 13.2% of Indesit’s issued share capital. The Company previously completed its acquisition from Ms. Claudia Merloni of 4.4% of Indesit’s issued share capital. In the aggregate, the Company has acquired 60.4% of Indesit’s issued share capital. This represents a 66.8% voting stake in Indesit, a position that allows the Company to control both the ordinary and the extraordinary shareholders’ meetings of Indesit.

Pursuant to the stock purchase agreement with Fineldo entered into on July 10, 2014, the aggregate purchase price for Fineldo’s shares was €536.9 million (approximately $678.2 million based on the exchange rate as of September 30, 2014).

Pursuant to the stock purchase agreement with the Family entered into on July 10, 2014, the aggregate purchase price for the Family shares was €165.9 million (approximately $209.5 million based on the exchange rate as of September 30, 2014). Pursuant to the stock purchase agreement with Claudia Merloni entered into on July 10, 2014, the aggregate purchase price for Claudia Merloni’s shares was €55.3 million (approximately $69.8 million based on the exchange rate as of September 30, 2014).

The Company funded the aggregate purchase price for the shares through borrowings under the Second Amended and Restated Long-Term Credit Agreement entered into on September 26, 2014, by and among the Company, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent and The Royal Bank of Scotland PLC, BNP Paribas and Citibank, N.A. as Syndication Agents.

Item 8.01. Other Events.

On October 14, 2014, the Company issued a press release announcing closing of the share acquisitions described above. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014	WHIRLPOOL CORPORATION

	By:	/s/ KIRSTEN J. HEWITT
Name: Kirsten J. Hewitt
Title: Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary